Exhibit 99.1

InPhonic Names New Chief Financial Officer

WASHINGTON, D.C. – July 18, 2007 – InPhonic, Inc. (NASDAQ: INPC), a leading online seller of wireless devices and services, today named Kenneth D. Schwarz as Chief Financial Officer. Before joining InPhonic, Mr. Schwarz served in senior executive positions, including CFO and subsequently President of Consumer Solutions at Intersections Inc., a NASDAQ-listed public company and leading provider of identity theft protection and credit management solutions.

Over an extensive career, Mr. Schwarz has held several executive roles in finance and operations across the technology and telecommunications industries. Prior to Intersections, Mr. Schwarz served as senior vice president of finance and information technology for WinStar Communications, and held executive positions with Cable & Wireless, Unitel Communications and MCI Communications. At MCI, Mr. Schwarz served as vice president and corporate controller. He is a C.P.A. who also previously worked as an auditor with Deloitte & Touche LLP. He holds a B.S. and an M.B.A. from Indiana University.

“Ken has a strong record as a finance professional and proven operator,” said InPhonic Chairman and CEO David A. Steinberg. “Ken’s years of experience in working with telecommunications and financial services companies will greatly serve our efforts with carrier commission reconciliation, collection and operational integration. His broad leadership experience in financial management at both public and growing companies will be instrumental at InPhonic.”

In his role as Executive Vice President and CFO, Mr. Schwarz will report to InPhonic’s Chairman and CEO, and will lead InPhonic’s finance and investor relations teams. Greg Cole will continue to serve as Senior Vice President and Corporate Treasurer reporting directly to Mr. Schwarz.

“I am excited about joining the InPhonic team. I believe there is great value in the InPhonic model and I look forward to working with the management team to achieve its full potential,” said Ken Schwarz, InPhonic’s new Chief Financial Officer. “I believe my track record of successfully developing and managing financial systems and processes for growing companies, that are both smart and scaleable, will benefit InPhonic in the next stage of its evolution.”

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC) is a leading online seller of wireless services and products. InPhonic sells these services and devices, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded "Best of the Web" by Forbes magazine and "Best in Overall Customer Experience" by Keynote Performance Systems. InPhonic also delivers a full range of

MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

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"Safe Harbor" Statement—Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contact:

InPhonic, Inc.

Tripp Donnelly

Vice President

Corporate Communications

(202) 333-0001

tdonnelly@inphonic.com